                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Pivotal Corporation on Form S-8 (No. 333-42460, 333-39922, 333-93607) of our
report dated July 23, 2003 (which report expresses an unqualified opinion and includes on explanatory paragraph relating to the change in method of accounting for goodwill in accordance with Statement of Financial Accounting Standard No.
142), appearing in this Annual Report on Form 10-K for the year ended June 30, 2003.



/s/ Deloitte & Touche LLP
Vancouver, Canada
September 29, 2003